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                                                                    EXHIBIT 4.7

                               CHEMCONNECT, INC.

                           STOCK RESTRICTION AGREEMENT



               THIS AGREEMENT is made as of this 15th day of December, 1998, by and among ChemConnect, Inc., a Delaware corporation (the "Company"), and James
A. Hall, Jr. ("Founder").

                                           RECITALS

               WHEREAS, Founder currently owns 2,749,794 shares of Company Series A Preferred Stock (the "Founder's Shares") acquired pursuant to that certain Investment Statement dated as of May 28, 1996 pursuant to which Founder purchased the Founder's Shares;

               WHEREAS, pursuant to the Investment Statement, none of the Founder's Shares initially were subject to a right of repurchase by the Company but were fully vested; and

               WHEREAS, in order to induce the Company to enter into a sale of Series B Preferred Stock with certain investors, Founder hereby agrees to the imposition of contractual restrictions with respect to the Founder's Shares and Founder and the Company hereby agree that this Agreement shall govern the rights of the Company with respect to the Founder's Shares;

               NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

        A.     RESTRICTIONS ON SHARES AND STOCK CERTIFICATE

               1. Stock Restrictions and Delivery of Certificate. Founder has previously purchased from the Company the Founder's Shares and Founder now hereby agrees to the imposition of certain contractual restrictions on the Founder's Shares, including a Repurchase Right, Right of First Refusal and Market Stand-off. Founder shall deliver to the Company, subject to the terms hereof, at the time of the execution of this Agreement, the previously issued stock certificate representing the Founder's Shares and shall deliver to the Company concurrently therewith a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Founder's Shares.

               2. Legending of Certificate and Deposit into Escrow. Upon receipt by the Company of the items in Section A.1 above, the Company shall issue a new certificate representing the Founder's Shares, shall legend the stock certificate pursuant to the terms of Section A.3 below and shall hold such stock certificate in escrow in accordance with the provisions of this Agreement.

               3. Restrictive Legends. The stock certificates for the Founder's Shares shall be endorsed with the following restrictive legend (in addition to any previously existing legends):



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               "The shares represented by this certificate are unvested and subject to certain repurchase rights granted to the Company and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement between the Company and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Company's principal corporate offices."

               4. Stockholder Rights. Until such time as the Company exercises the Repurchase Right, Founder (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Founder's Shares, including any shares held in escrow hereunder from time to time, subject, however, to the transfer restrictions of this Agreement.

        B.     REPURCHASE RIGHT

               1. Grant. The Founder's Shares initially shall be Restricted Shares and shall be subject to a right (but not an obligation) of repurchase by the Company. Founder shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares, except as provided in the following sentence. Founder may transfer Restricted Shares (i) by beneficiary designation, will or intestate succession or (ii) to Founder's spouse, children or grandchildren or to a trust established by Founder for the benefit of Founder or Founder's spouse, children or grandchildren, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If Founder transfers any Restricted Shares, then this Section B shall apply to the Transferee to the same extent as to Founder.

               2. Condition Precedent to Exercise of the Repurchase Right. The Right of Repurchase shall be exercisable only during the 60-day period next following the date when Founder's Service terminates for any reason, with or without cause, including (without limitation) death or disability.

               3. Lapse of the Repurchase Right. The Right of Repurchase shall lapse with respect to the first 50% of the Founder's Shares on the date of this Agreement. The Right of Repurchase shall lapse with respect to an additional 2.083% of the Founder's Shares when Founder completes each full month of continuous Service from December 1, 1998. In addition, the Right of Repurchase shall lapse and the remaining Restricted Shares shall become vested as if Founder had been in Service for twelve additional months if the Company is subject to a Corporate Transaction before the Founder's Service terminates. The Right of Repurchase shall lapse in full and all of the remaining Restricted Shares shall become vested if (i) the Company is subject to a Corporate Transaction before the Founder's Service terminates and (ii) the Right of Repurchase is not assigned to the entity that employs Founder immediately after the Corporate Transaction or to its parent or subsidiary. In addition, the Right of Repurchase shall lapse and the remaining Restricted Shares shall become vested as if Founder had been in Service for twelve additional months if the Founder's Service is involuntarily terminated without cause. For purposes of this paragraph, the term "cause" shall mean termination as a result of (a) Founder's


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material breach of the employment agreement between Founder and the Company, provided Founder has been provided notice of such breach and fails to cure such breach within 20 days of such notice, (b) Founder's conviction of a felony or other criminal act involving moral turpitude, (c) willful and repeated failure to comply with the lawful directions of the Company's President or Board of Directors, (d) gross negligence or willful misconduct in the performance of duties to the Company, (e) commission of any act of fraud with respect to the Company, or (f) incurable material breach of a proprietary information and inventions agreement with the Company, in each case as determined in good faith by the Company's Board of Directors.

               4. Repurchase Cost. If the Company exercises the Right of Repurchase with respect to the Founder's Shares, it shall pay Founder an amount in cash or cash equivalents equal to $0.10 per share for each of the Founder's Shares being repurchased.

               5. Exercise of Repurchase Right. The Right of Repurchase shall be exercisable only by written notice delivered to Founder prior to the expiration of the 60-day period specified in Subsection 2 above. The notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than 30 days after the date of the notice. The certificate(s) representing the Restricted Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer. The Company shall, concurrently with the receipt of such certificate(s), pay to Founder the purchase price determined according to Subsection 4 above. Payment shall be made in cash or cash equivalents or by canceling indebtedness to the Company incurred by Founder in the purchase of the Restricted Shares. The Right of Repurchase shall terminate with respect to any Restricted Shares for which it has not been timely exercised pursuant to this Subsection 5.

               6. Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) that by reason of such transaction are distributed with respect to any Restricted Shares or into which such Restricted Shares thereby become convertible shall immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. After each such transaction, appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Right of Repurchase in order to reflect any change in the Company's outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate purchase price payable for the Restricted Shares shall remain the same.

               7. Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with this Section B, then after such time the person from whom such Restricted Shares are to be repurchased shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such


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consideration in accordance with this Agreement). Such Restricted Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

               8. Escrow. Upon issuance, the certificates for Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Subsection 2.6 above shall immediately be delivered to the Company to be held in escrow, but only to the extent the Founder's Shares are at the time Restricted Shares. All regular cash dividends on Restricted Shares (or other securities at the time held in escrow) shall be paid directly to Founder and shall not be held in escrow. Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for repurchase and cancellation upon the Company's exercise of its Right of Repurchase or Right of First Refusal or (ii) released to Founder upon Founder's request to the extent the Founder's Shares are no longer Restricted Shares (but not more frequently than once every six months). In any event, all Founder's Shares that have vested (and any other vested assets and securities attributable thereto) shall be released within 60 days after the earlier of (i) Founder's cessation of Service or (ii) the lapse of the Right of First Refusal.

        C.     SPECIAL TAX ELECTION

               The exchange of the Founder's Shares for the Founder's Shares and the imposition of vesting restrictions on the Founder's Shares under this Agreement may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code Section 83(b). Such election may be filed only within 30 days after the date of purchase. The form for making the Code Section 83(b) election is attached to this Agreement as an Exhibit. FOUNDER SHOULD CONSULT WITH HIS OR HER TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE FOUNDER'S SHARES AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE CODE SECTION 83(b) ELECTION. FOUNDER ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE
SECTION 83(b), EVEN IF FOUNDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

        D.     RIGHT OF FIRST REFUSAL

               1. Right of First Refusal. In the event that Founder proposes to sell, pledge or otherwise transfer to a third party any Founder's Shares, or any interest in such Founder's Shares, the Company shall have the Right of First Refusal with respect to all, or less than all, of such Founder's Shares. If Founder desires to transfer Founder's Shares, Founder shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Founder's Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws. The Transfer Notice shall be signed both by Founder and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Founder's Shares. The Company shall have the right to purchase all, or less than all, of the Founder's Shares on the terms of the



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proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection 2 below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company. The Company's rights under this Subsection 1 shall be assignable, in whole or in part.

               2. Transfer of Shares. If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, Founder may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Founder's Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which Founder is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by Founder, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection 1 above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Founder's Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Founder's Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Founder's Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

               3. Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Founder's Shares subject to this
Section 3 or into which such Founder's Shares thereby become convertible shall immediately be subject to this Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Founder's Shares subject to this Section D.

               4. Termination of Right of First Refusal. The Right of First Refusal shall lapse upon the earliest to occur of (i) the first date on which the Common Stock is held of record by more than five hundred (500) persons, (ii) a determination is made by the Board of Directors that a public market exists for the outstanding Stock or (iii) a firm commitment underwritten public offering, pursuant to an effective registration statement on Form S-1 or Form SB-2 under the 1933 Act, covering the offer and sale of the Common Stock. However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right.

               5. Permitted Transfers. This Section 3 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to Founder's spouse, children or grandchildren or to a trust established by Founder for the benefit of Founder or


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Founder's spouse, children or grandchildren, provided in either case that the
Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If Founder transfers any Founder's Shares, either under this Subsection 5 or after the Company has failed to exercise the Right of First Refusal, then this Section D shall apply to the Transferee to the same extent as to Founder.

               6. Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Founder's Shares to be purchased in accordance with this Section D, then after such time the person from whom such Founder's Shares are to be purchased shall no longer have any rights as a holder of such Founder's Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Founder's Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

        E.     OTHER RESTRICTIONS ON TRANSFER

               1. Purchaser Representations. In connection with the issuance and acquisition of Founder's Shares under this Agreement, Founder hereby represents and warrants to the Company as follows:

                        (a) Founder is acquiring and will hold the Founder's Shares for investment for his or her account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

                        (b) Founder understands that the Founder's Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Founder's Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or Founder obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. Founder further acknowledges and understands that the Company is under no obligation to register the Founder's Shares.

                        (c) Founder is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject only to the satisfaction of certain conditions. Founder acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

                        (d) Founder will not sell, transfer or otherwise dispose of the Founder's Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. Founder agrees that he or she will not dispose of the Founder's Shares unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Founder's Shares and he or she has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Founder's Shares

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under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Founder's Shares under the state securities laws.

                        (e) Founder has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Founder's Shares, and Founder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Founder's Shares.

                        (f) Founder is aware that his or her investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. Founder is able, without impairing his or her financial condition, to hold the Founder's Shares for an indefinite period and to suffer a complete loss of his or her investment in the Founder's Shares.

                2. Securities Law Restrictions. Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Founder's Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

                3. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, Founder shall not, without the prior written consent of the Company's managing underwriter, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Founder's Shares, any securities convertible into or exercisable or exchangeable for the Founder's Shares (whether such shares or any such securities are then owned by Founder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Founder's Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Founder's Shares or such other securities, in cash or otherwise. Such restriction (the "Market Stand-Off") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. The Market Stand-Off shall in any event terminate two years after the date of the Company's initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities that are


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by reason of such transaction distributed with respect to any the Founder's
Shares subject to the Market Stand-Off, or into which such Founder's Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Founder's Shares until the end of the applicable stand-off period. The Company's underwriters shall be beneficiaries of the agreement set forth in this Section E.3. This Subsection 3 shall not apply to Founder's Shares registered in the public offering under the Securities Act, and Founder shall be subject to this Subsection 3 only if the directors and officers of the Company are subject to similar arrangements.

               4. Rights of the Company. The Company shall not be required to
(i) transfer on its books any Founder's Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Founder's Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Founder's Shares have been transferred in contravention of this Agreement.

        F.     GENERAL PROVISIONS

               1. No Employment or Service Contract. Nothing in this Agreement shall confer upon Founder any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Founder) or of Founder, which rights are hereby expressly reserved by each, to terminate Founder's Service at any time for any reason, with or without cause.

               2. Notices. Any notice required or permitted to be given under this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon delivery by confirmed facsimile or electronic transmission (with duplicate original sent by U.S. mail) or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party to be notified at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice (under the terms of this paragraph) to all other parties to this Agreement.

               3. No Waiver. The failure of the Company in any instance to exercise the Repurchase Right shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Founder or Founder's spouse. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

               4. Cancellation of Shares. If the Company shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Founder's Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in

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accordance with the applicable provisions hereof, and the Company shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

        G.     MISCELLANEOUS PROVISIONS

               1. Further Actions. The parties hereby agree to take whatever additional actions and execute whatever additional documents they may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either of them or on the Founder's Shares pursuant to the provisions of this Agreement.

               2. Amendments and Waivers. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, whether written or oral. This Agreement may only be amended with the written consent of Founder and the President or Chief Executive Officer of the Company, or the successors or assigns of the foregoing, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

               3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without resort to that State's conflict-of-laws rules.

               4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

               5. Successors and Assigns. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Founder, Founder's permitted assigns and legal representatives, heirs and legatees of Founder's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

               6. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               7. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


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               IN WITNESS WHEREOF, the parties have executed this Agreement on the date first indicated above.



                                            CHEMCONNECT, INC.:



                                            ------------------------------------
                                            Signature
                                            Title:
                                                  ------------------------------

                                            Address:


                                            FOUNDER: (1)



                                            ------------------------------------
                                            James A. Hall, Jr.


                                            Address:
                                                    ----------------------------

                                                    ----------------------------


--------
(1) I have executed the Section 83(b) election that was attached hereto. I understand that I, and not the Company, will be responsible for completing the form and filing the election with the appropriate office of the federal and state tax authorities and that I have thirty (30) days to file the form.

                            INSTRUCTION TO EXHIBIT I:



Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Company to exercise the Repurchase Right without requiring additional signatures on the part of Founder.

                                    EXHIBIT I

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


               FOR VALUE RECEIVED, _____________________ hereby sells, assigns and transfers unto ChemConnect, Inc. (the "Company") _____________________ ____________ (______________) shares of the Series A Preferred Stock of the Company standing in his name on the books of the Company represented by Certificate Number(s) _____________ herewith and does hereby irrevocably constitute and appoint _____________________ his attorney-in-fact to transfer such stock on the books of the Company with full power of substitution in the premises.

Dated: _______________

                                            ------------------------------------
                                            Signature


               This Assignment Separate from Certificate was executed in conjunction with the terms of the Stock Restriction Agreement by and between the above assignor and ChemConnect, Inc. dated December __, 1998.

                                   EXHIBIT II

                       FEDERAL INCOME TAX CONSEQUENCES AND
                           SECTION 83(b) TAX ELECTION


               I. Federal Income Tax Consequences and Section 83(b) Election. Under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the excess of the Fair Market Value of the Founder's Shares, on the date any forfeiture restrictions applicable to such shares lapse, over the Purchase Price paid for such shares will be reportable as ordinary income on the lapse date. For this purpose, the term "forfeiture restrictions" includes the right of the Company to repurchase the Founder's Shares pursuant to the Repurchase Right. However, Founder may elect under Code Section 83(b) to be taxed at the time the Founder's Shares become subject to forfeiture restrictions, rather than when and as such Founder's Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the Fair Market Value of the Founder's Shares on the date of this Agreement equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as
Exhibit III. FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30) DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY FOUNDER AS THE FORFEITURE RESTRICTIONS LAPSE.

                                   EXHIBIT III

                             SECTION 83(b) ELECTION


               This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)     The taxpayer who performed the services is:

        Name:
        Address:
        Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is ________ shares of the Series A preferred stock of ChemConnect, Inc.

(3)     The property was issued on December ____, 1998.

(4) The taxable year in which the election is being made is the calendar year 1998.

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's employment with the issuer is terminated. The issuer's repurchase right lapses in a series of monthly installments over a four (4)-year period ending on November 30, 2002.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $0.30 per share.

(7)     The amount paid for such property is $0.30 per share.

(8) A copy of this statement was furnished to ChemConnect, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)     This statement is executed on ________________, 1998.



-----------------------------------------          -----------------------------
Spouse (if any)                                    Taxpayer


This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Restriction Agreement. This filing should be made by registered or certified mail, return receipt requested. Purchaser must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

                                    APPENDIX


        The following definitions shall be in effect under the Agreement:

1.      AGREEMENT shall mean this Stock Restriction Agreement.

2.      BOARD shall mean the Company's Board of Directors.

3.      CODE shall mean the Internal Revenue Code of 1986, as amended.

4.      COMMON STOCK shall mean the Company's common stock.

5.      COMPANY shall mean ChemConnect, Inc., a Delaware corporation.

6. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions:

        (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

        (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

7. FAIR MARKET VALUE of a share of Series A Preferred Stock or Common Stock on any relevant date, prior to the initial public offering of the Common Stock, shall be determined by the Board after taking into account such factors as it shall deem appropriate.

8. PARENT shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

9. PERMITTED TRANSFER shall mean (i) a gratuitous transfer of the Founder's Shares, provided and only if Founder obtains the Company's prior written consent to such transfer, (ii) a transfer of title to the Founder's Shares effected pursuant to Founder's will or the laws of intestate succession following Founder's death or (iii) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by Founder in connection with the acquisition of the Founder's Shares.

10. FOUNDER'S SHARES shall have the meaning assigned to such term in the Recitals.

11. PURCHASE PRICE shall mean the purchase price per share as calculated by dividing the Aggregate Purchase Price by the total number of Founder's Shares.

12. RECAPITALIZATION shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock as a class without the Company's receipt of consideration.

13.     REORGANIZATION shall mean any of the following transactions:

        (i) a merger or consolidation in which the Company is not the surviving entity,

        (ii) a sale, transfer or other disposition of all or substantially all of the Company's assets,

        (iii) a reverse merger in which the Company is the surviving entity but in which the Company's outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or

        (iv) any transaction effected primarily to change the state in which the Company is incorporated or to create a holding company structure.

14. REPURCHASE RIGHT shall mean the right granted to the Company in accordance with Section C.

15. RESTRICTED SHARE shall mean a Founder's Share that is subject to the Right of Repurchase.

16. SERIES A PREFERRED STOCK shall mean the Series A Preferred Stock of the Company.

17. SERVICE shall mean the provision of services to the Company (or any Parent or Subsidiary) by a person in his or her capacity as an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance or as a consultant.

18. INVESTMENT STATEMENT shall mean that certain Agreement by and between the Company and Founder identified in the recitals.

19. SUBSIDIARY shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


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